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                                                                      EXHIBIT 99


                      LIFEPOINT HOSPITALS TO BROADCAST ITS
               THIRD QUARTER CONFERENCE CALL LIVE ON THE INTERNET


BRENTWOOD, TENNESSEE (October 15, 2001) - LifePoint Hospitals, Inc. (NASDAQ:
LPNT) announced today that it will provide an online Web simulcast of its third quarter 2001 earnings conference call on Tuesday, October 23, 2001. The Company's results for the third quarter ended September 30, 2001, will be released after the close of the market on Monday, October 22, 2001.

         The live broadcast of LifePoint Hospitals' conference call will begin at 10:00 a.m. Eastern Time on October 23, 2001. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company's website at www.lifepointhospitals.com or www.streetevents.com.

         LifePoint Hospitals, Inc. owns and operates 22 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 6,000 employees.

CONTACT:    KENNETH C. DONAHEY
            PRESIDENT AND CHIEF EXECUTIVE OFFICER
            (615) 372-8533